CERTIFICATE OF INCORPORATION

                                       OF

                                DAY RUNNER, INC.


                  The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:


                                    Article I

                  The name of the corporation is Day Runner, Inc.


                                   Article II

                  The address of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of the registered agent of the corporation at such address is The Prentice-Hall Corporation System, Inc.


                                   Article III

                  The purpose of the  corporation is to engage in any lawful act
or  activity  for  which   corporations  may  be  organized  under  the  General
Corporation Law of the State of Delaware.


                                   Article IV

                  The total number of shares of all classes of stock which the corporation is authorized to issue is 51,000,000 shares, consisting of 50,000,000 shares of Common Stock having a par value of $0.001 per share (the "Common Stock") and 1,000,000 shares of Preferred Stock having a par value of $0.001 per share (the "Preferred Stock").

                  The  Board  of  Directors  is   authorized  by  resolution  or
resolutions from time to time adopted, subject to any limitation prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers), preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.


                                    Article V

                  The election of directors of the corporation need not be by written ballot unless required by the bylaws of the corporation.


                                   Article VI

                  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend and repeal the bylaws of the corporation.


                                   Article VII

                  Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a written consent of the stockholders in lieu of such meeting.

                                  Article VIII

                  A director of the corporation shall not be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the corporation; provided, however, that the foregoing is not intended to eliminate or limit the liability of a director of the corporation (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment to or repeal of this Article VIII shall have any adverse effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                   Article IX

                  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or to adopt new provisions, in the manner now or hereafter prescribed by the laws of the State of Delaware, as amended from time to time, and all rights conferred herein are granted subject to this reservation.


                                    Article X

                  The name and mailing address of the incorporator of the corporation are as follows:

                                    Mark A. Vidovich
                                    c/o Day Runner, Inc.
                                    2750 West Moore Avenue
                                    Fullerton, California  92633

                  IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of May, 1993.

                                                              Mark A. Vidovich
                                                              -----------------
                                                              Mark A. Vidovich
                                                              Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                DAY RUNNER, INC.

                  DAY RUNNER, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

                  FIRST: The Board of Directors of the Corporation, at a meeting duly noticed and held, adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the first paragraph of Article IV of the Company's Certificate of Incorporation be amended to read in its entirety as follows:

                           "The total  number of shares of all  classes of stock
                  which the corporation is authorized to issue is 15,000,000 shares, consisting of 14,000,000 shares of Common Stock having a par value of $0.001 per share (the `Common Stock') and 1,000,000 shares of Preferred Stock having a par value of $0.001 per share (the `Preferred Stock')."

                  SECOND: Thereafter, pursuant to resolutions of the Corporation's Board of Directors, the Corporation's 1994 Annual Meeting of Stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

                  THIRD:The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, DAY RUNNER, INC. has caused this Certificate of Amendment to be signed by Mark A. Vidovich, its Chief Executive Officer, and attested by Dennis K. Marquardt, its Secretary, this 29th day of June, 1994.

                                                         DAY RUNNER, INC.

                                                         Mark A. Vidovich
                                                         -----------------
                                                         Mark A. Vidovich
                                                         Chief Executive Officer
ATTEST:

Dennis K. Marquardt
---------------------
Dennis K. Marquardt
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                DAY RUNNER, INC.


                  DAY RUNNER, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

                  FIRST: At a meeting of the Board of Directors of the Corporation, the Board duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the first paragraph of Article IV of the Company's Certificate of Incorporation be amended to read in its entirety as follows:

                           'The total  number of shares of all  classes of stock
                  which the corporation is authorized to issue is 30,000,000 shares, consisting of 29,000,000 shares of Common Stock having a par value of $0.001 per share (the 'Common Stock') and 1,000,000 shares of Preferred Stock having a par value of $0.001 per share (the 'Preferred Stock'). Upon amendment of this Article IV, each outstanding share of Common Stock is split up and converted into two shares of Common Stock."

                  SECOND: Thereafter, pursuant to a resolution of the Board of Directors of the Corporation, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

                  THIRD: The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State
 of Delaware.

                  IN  WITNESS  WHEREOF,   Day  Runner,   Inc.  has  caused  this
Certificate of Amendment to be signed by Mark A. Vidovich, its authorized officer, this 18th day of March, 1998.

                                       DAY RUNNER, INC.
                                      /s/ Mark A. Vidovich
                                      -----------------------------------------
                                      Mark A. Vidovich
                                       Chief Executive Officer